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                                                                     Exhibit 5.1

                     B A S S,  B E R R Y  &  S I M S   P L C
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

2700 FIRST AMERICAN CENTER                       1700 RIVERVIEW TOWER
NASHVILLE, TENNESSEE 37238-2700                  POST OFFICE BOX 1509
TELEPHONE (615) 742-6200                         KNOXVILLE, TENNESSEE 37901-1509
TELECOPIER (615) 742-6293                        TELEPHONE (423) 521-6200
                                                 TELECOPIER (423) 521-6234

                                 March 10, 1998


Coventry Health Care, Inc.
501 Corporate Drive, Suite 400
Franklin, TN  37204

         Re:      REGISTRATION STATEMENT ON FORM S-4

Dear Ladies and Gentlemen:

         We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on March 10, 1998, covering the shares of common stock, no par value (the "Common Stock"), of Coventry Health Care, Inc., a Delaware corporation (the "Company"), to be issued by the Company pursuant to and in accordance with the Capital Contribution and Merger Agreement dated as of November 3, 1997 (the "Combination Agreement") by and among the Company, Coventry Corporation, Principal Health Care, Inc., Principal Holding Company and Coventry Health Care, Inc., a Maryland corporation.

         In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock to be issued by the Company, when issued and delivered in the manner and on the terms set forth in the Combination Agreement and as described in the Registration Statement (after the Registration Statement is declared effective), will be validly issued, fully paid and nonassessable.

         We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.


                                                     Sincerely,


                                                     /s/ Bass, Berry & Sims PLC